UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2012

TPC Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2012, at a special meeting of stockholders of TPC Group Inc. (the “Company”), the Company’s stockholders voted to approve the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 24, 2012, among the Company, Sawgrass Holdings Inc. (“Parent”) and Sawgrass Merger Sub Inc. (“Merger Sub”), as amended, which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger as a wholly owned subsidiary of Parent. The Company’s stockholders also voted to (i) approve any proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve and adopt the Merger Agreement at the time of the special meeting and (ii) approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions and broker non-votes.

Adoption of the Merger Agreement

For	Against	Abstain	Non-Vote
12,364,346	1,465,719	75,514	—

Adjournment

For	Against	Abstain	Non-Vote
11,619,215	2,210,367	75,997	—

Non-Binding, Advisory Vote on Certain Merger-Related Executive Compensation Arrangements

For	Against	Abstain	Non-Vote
10,199,972	2,385,031	1,320,576	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC Group Inc.

Date: December 7, 2012

	By:	/s/ Rishi A. Varma
Rishi A. Varma
Vice President, General Counsel and Secretary

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